UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 2, 2007

Ladenburg Thalmann Financial Services Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Florida	001-15799	650701248
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4400 Biscayne Blvd., 12th Floor, Miami, Florida		33137
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(212) 409-2000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On October 2, 2007, Ladenburg Thalmann & Co. Inc., the principal operating subsidiary of Ladenburg Thalmann Financial Services Inc. ("Company"), entered into a $72,000,000 temporary Subordinated Loan Agreement on NYSE Form CSAT ("Loan Agreement") with Frost Gamma Investments Trust, an affiliate of Dr. Phillip Frost, the Chairman of the Board of Directors of the Company and the Company's principal shareholder. The Loan Agreement bears interest at the London Inter-Bank Offer Rate (LIBOR) plus 2%, payable monthly, and provides for a commitment fee of $420,000. The Loan Agreement requires repayment by November 14, 2007. The Company entered into the Loan Agreement to meet certain capital requirements in connection with underwriting transactions. The Company’s Audit Committee approved the terms of the transaction.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 of this Current Report is incorporated by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ladenburg Thalmann Financial Services Inc.

October 5, 2007	By:	/s/ Diane Chillemi

Name: Diane Chillemi
Title: VP and Chief Financial Officer